NEWS RELEASE

For Immediate Release

Contact:  David E. Bassett
Marx Layne & Co.

248-855-6777, ext. 132

CRITICAL HOME CARE, INC., ACQUIRES
NORTH CAROLINA DME COMPANY

SOUTHFIELD, MI.  September 24, 2004 – Critical Home Care, Inc. (OTC Bulletin Board: CCLH.OB) today announced it has acquired Trinity Healthcare, a North Carolina-based durable medical equipment company.

With locations in Winston Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia, Trinity provides oxygen and other respiratory services, as well as such durable medical equipment as wheelchairs and hospital beds.  It employs more than 50 people.

John E. Elliott, II, chairman & CEO of Critical Home Care, said the acquisition is part of the company’s planned growth strategy.

“The purchase provides us with a growing presence in the durable medical equipment marketplace,” Elliott said. “Expanding our market share through the purchase of firms that meet our quality and financial standards is a key element in the growth of our company, and a catalyst for increasing shareholder value.”

Chris Norman, area manager of Trinity Healthcare, will remain with the company and help drive sales, not only for Trinity but for future acquisitions as well.

“All employees of Trinity Healthcare will continue as key members of the company to provide the best quality services for our patients,” Norman said.

This is the fourth acquisition for Critical Home Care in recent weeks.  The company’s Arcadia Services subsidiary purchased significant assets of The Staffing Source of St. Petersburg, Florida, in July, and Massachusetts-based Merit Staffing Resources in early September.   Another company subsidiary purchased Illinois-based American Oxygen & Medical Equipment in August.

more . . .

Strategic and investment advice for the Trinity Healthcare acquisition announced today was furnished by Sandgrain Securities of Garden City, New York.

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Critical Home Care is a national provider of staffing and homecare services, durable medical equipment and mail order pharmaceuticals.  The Company’s medical staffing service includes registered nurses, travel nurses, licensed practical nurses, certified nursing assistants, respiratory therapists and medical assistants.  The non-medical staffing service includes light industrial, clerical, and technical personnel.  The homecare services include personal care aides, home care aides, homemakers, companions, physical therapists, occupational therapists, speech pathologists and medical social workers.

The Company markets, rents and sells surgical supplies, orthotic and prosthetic products and durable medical equipment, such as wheelchairs and hospital beds, and also provides oxygen and other respiratory therapy services and equipment.  For additional information, please visit Critical Home Care’s web site at www.criticalhomecare.com.

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FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended.  When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “plan” or similar expressions, we are making forward-looking statements.  Actual results may differ materially from those anticipated or implied in the forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors. These factors include competition factors (such as the size and resources of our competitors), general economic conditions, cyclical factors affecting the staffing industry, our ability to sell new and existing services and products at profitable yet competitive prices, and the need for Critical Home Care, Inc. and its subsidiaries (collectively the “Company”) to effectively integrate acquired businesses and to successfully deliver its primary services.  The forward-looking statements contained in this news release speak only as of the date hereof.   Additional information with respect to these and other factors that could materially affect the Company is included in the Company's filings with the Securities and Exchange Commission.  The Company does not undertake, and expressly disclaims, any obligation to update or alter its forward-looking statements, except as may be required by law.

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